CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Jon C. Sundt, the Principal Executive and Principal Financial Officer of Altegris Portfolio Management, Inc. (d/b/a Altegris Funds), the General Partner of Altegris Winton Futures Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 15, 2011

/s/ Jon C. Sundt
Jon C. Sundt
Principal Executive and Principal Financial Officer
Altegris Portfolio Management, Inc. (d/b/a Altegris Funds)
General Partner of Altegris Winton Futures Fund, L.P.